Exhibit H-1
              Estimate of Expenditures for Charter Oak Energy and Subsidiaries for remainder of 1997 and 1998 in ($000)


                                                      Cash Needs
                                                      ----------

          Through June 1997                           $115,000
          Remainder of 1997                              5,000
          1998                                          20,000
                                                      --------

          TOTAL                                       $140,000

          Amount Available for Guarantees =            $60,000